Exhibit 99.1

Enphase Energy Reports Financial Results for the Second Quarter of 2016
PETALUMA, Calif., August 2, 2016—Enphase Energy, Inc. (NASDAQ:ENPH), a global energy technology company, announced today financial results for the second quarter ended June 30, 2016.
Enphase Energy reported total revenue for the second quarter of 2016 of $79.2 million, an increase of 24 percent compared to the first quarter of 2016. During the second quarter of 2016, Enphase sold 186MW (AC) or 796,000 microinverters, which is an increase in MW of 30 percent compared to the first quarter of 2016. GAAP gross margin for the second quarter of 2016 was 17.9 percent and non-GAAP gross margin was 18.2 percent. GAAP operating expenses for the second quarter of 2016 were $29.9 million and non-GAAP operating expenses were $27.5 million. GAAP operating loss for the second quarter of 2016 was $15.8 million and non-GAAP operating loss was $13.0 million. GAAP net loss for the second quarter of 2016 was $16.7 million, or a net loss of $0.36 per share. On a non-GAAP basis, net loss was $13.9 million, or a net loss of $0.30 share.
The Company generated $7.3 million in cash flow from operations for the second quarter of 2016.
“Our second quarter financial results and third quarter outlook demonstrate that Enphase is regaining market share worldwide, resulting in substantial sequential revenue and shipments growth,” said Paul Nahi, president and CEO of Enphase Energy. “A more competitive price and the introduction of our Home Energy Solution are driving multiple customer wins globally. Our product cost reduction efforts are well on track. We look forward to the upcoming launch of our AC Battery storage solution in Australia during the third quarter.”
“During the second quarter, we improved our cash flow and reduced inventory levels substantially, resulting in $7.3 million positive cash flow from operations,” said Kris Sennesael, CFO of Enphase Energy.
Business Outlook
“We expect revenue for the third quarter of 2016 to be within a range of 87 to 93 million dollars,” stated Kris Sennesael. “We expect GAAP and non-GAAP gross margin to be within a range of 17 to 20 percent. Non-GAAP gross margin excludes approximately $0.3 million of stock-based compensation expense. We also expect GAAP operating expenses for the third quarter of 2016 to be within a range of 30 to 32 million dollars and non-GAAP operating expenses to be within a range of 27 to 29 million dollars, excluding approximately $3.0 million of stock-based compensation expense.”

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. Non-GAAP financial measures presented by the Company include non-GAAP gross profit, gross margin, operating expenses, income (loss) from operations, net income (loss), diluted net income (loss) per share.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by the Company’s stock price at the time of an award over which management has limited to no control. Accordingly, the Company excluded these amounts for purposes of calculating the non-GAAP financial measures to facilitate an evaluation of its current operating performance and a comparison to its past operating performance.

Acquisition-related net charges (credits). These items include: (1) revaluation of contingent consideration, which represent accounting adjustments to state contingent consideration liabilities at their estimated fair value, and (2) amortization of acquired intangibles, which consists of customer relationships. These items relate to a specific prior acquisition and are not reflective of the Company’s ongoing financial performance. Accordingly, the Company excluded these amounts for purposes of calculating the non-GAAP financial measures to facilitate an evaluation of its current operating performance and a comparison to its past operating performance.

Severance costs. These costs were incurred as a result of a re-alignment of the structure of the Company's organization in 2015 and are not reflective of the Company’s ongoing financial performance. Accordingly, the Company excluded these amounts for purposes of calculating the non-GAAP financial measures to facilitate an evaluation of its current operating performance and a comparison to its past operating performance.

Non-cash interest expense. The amounts represent amortization of deferred financing costs and debt discount. The Company excludes non-cash interest expense because the costs do not represent a cash outflow for the Company except in the period the financing was secured and are not reflective of the Company’s ongoing financial performance. Accordingly, the Company excluded these amounts for purposes of calculating the non-GAAP financial measures to facilitate an evaluation of its current operating performance and a comparison to its past operating performance.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its second quarter 2016 results and third quarter 2016 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 45204346. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company’s website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 45204346 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy’s future financial performance, ability to drive down costs, market demands for its microinverters and future products, competitive position and advantages of its technology. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Enphase Energy’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company’s ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success and pricing of competing solar solutions that are or become available; the Company’s ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company’s ability to optimally match production with demand, including distribution inventory levels, and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which will be filed with the SEC in the third quarter of 2016. All information set forth in this press release and its attachments is as of August 2, 2016. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy’s website at investor.enphase.com.
About Enphase Energy, Inc.

Enphase Energy, a global energy technology company, is leading the charge to bring smart, connected solar energy to every home, business and community. The company delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Enphase has shipped approximately 12 million microinverters, and over 500,000 Enphase residential and commercial systems have been deployed in more than 100 countries. For more information, visit www.enphase.com.

Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.
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Contact:
Christina Carrabino
Enphase Energy, Inc.
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net revenues	$79,185	$102,093	$143,306	$188,746
Cost of revenues	65,049	69,066	117,410	127,695
Gross profit	14,136	33,027	25,896	61,051
Operating expenses:
Research and development	13,091	12,786	26,157	26,216
Sales and marketing	9,987	12,508	20,202	24,445
General and administrative	6,846	8,102	14,413	16,307
Total operating expenses	29,924	33,396	60,772	66,968
Loss from operations	(15,788)	(369)	(34,876)	(5,917)
Other income (expense), net:
Interest expense	(212)	(87)	(364)	(165)
Other income (expense)	(379)	79	302	(448)
Total other expense, net	(591)	(8)	(62)	(613)
Loss before income taxes	(16,379)	(377)	(34,938)	(6,530)
Provision for income taxes	(344)	(226)	(580)	(393)
Net loss	$(16,723)	$(603)	$(35,518)	$(6,923)
Net loss per share, basic and diluted	$(0.36)	$(0.01)	$(0.77)	$(0.16)
Shares used in computing net loss per share, basic and diluted	46,620	44,319	46,415	44,136

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$8,243	$28,452
Accounts receivable, net	48,973	46,099
Inventory	39,295	40,800
Prepaid expenses and other assets	7,925	6,417
Total current assets	104,436	121,768
Property and equipment, net	34,591	32,118
Goodwill	3,745	3,745
Intangibles, net	1,852	2,220
Other assets	7,885	5,677
Total assets	$152,509	$165,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,610	$25,569
Accrued liabilities	28,713	26,364
Deferred revenues	5,844	3,915
Borrowings under revolving credit facility	12,450	17,000
Total current liabilities	84,617	72,848
Long-term liabilities:
Deferred revenues, noncurrent	29,743	25,115
Warranty obligations, noncurrent	23,340	23,475
Other liabilities	2,352	2,641
Total liabilities	140,052	124,079
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	231,248	224,732
Accumulated deficit	(218,591)	(183,073)
Accumulated other comprehensive loss	(200)	(210)
Total stockholders’ equity	12,457	41,449
Total liabilities and stockholders’ equity	$152,509	$165,528

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(35,518)	$(6,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,388	5,054
Provision for doubtful accounts	1,331	99
Net loss on disposal of assets	28	275
Non-cash interest expense	56	80
Stock-based compensation	5,707	6,296
Revaluation of contingent consideration liability	—	(900)
Changes in operating assets and liabilities:
Accounts receivable	(4,205)	(22,295)
Inventory	1,505	(12,464)
Prepaid expenses and other assets	(3,697)	(4,077)
Accounts payable, accrued and other liabilities	14,857	6,535
Deferred revenues	6,557	5,049
Net cash used in operating activities	(7,991)	(23,271)
Cash flows from investing activities:
Purchases of property and equipment	(7,510)	(6,260)
Purchases of intangible assets	(678)	—
Net cash used in investing activities	(8,188)	(6,260)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	10,000	17,000
Payments under revolving credit facility	(14,550)	—
Payments for deferred financing costs	(130)	—
Contingent consideration payment related to prior acquisition	(29)	—
Proceeds from issuance of common stock under employee stock plans	809	2,744
Net cash (used in) provided by financing activities	(3,900)	19,744
Effect of exchange rate changes on cash	(130)	(358)
Net decrease in cash and cash equivalents	(20,209)	(10,145)
Cash and cash equivalents—Beginning of period	28,452	42,032
Cash and cash equivalents—End of period	$8,243	$31,887

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Gross profit (GAAP)	$14,136	$33,027	$25,896	$61,051
Stock-based compensation	305	318	612	582
Gross profit (Non-GAAP)	$14,441	$33,345	$26,508	$61,633

Gross margin (GAAP)	17.9%	32.3%	18.1%	32.3%
Stock-based compensation	0.3%	0.4%	0.4%	0.4%
Gross margin (Non-GAAP)	18.2%	32.7%	18.5%	32.7%

Operating expenses (GAAP)	$29,924	$33,396	$60,772	$66,968
Stock-based compensation(1)	(2,403)	(2,989)	(5,095)	(5,714)
Amortization of acquisition-related intangibles	(45)	(90)	(90)	(90)
Revaluation of contingent consideration liability	—	1,004	—	900
Severance costs	—	(1,008)	—	(1,008)
Operating expenses (Non-GAAP)	$27,476	$30,313	$55,587	$61,056

(1) Includes stock-based compensation as follows:
Research and development	$980	$1,158	$2,106	$2,238
Sales and marketing	588	942	1,200	1,707
General and administrative	835	889	1,789	1,769
Total	$2,403	$2,989	$5,095	$5,714

Income (loss) from operations (GAAP)	$(15,788)	$(369)	$(34,876)	$(5,917)
Stock-based compensation	2,708	3,307	5,707	6,296
Amortization of acquisition-related intangibles	45	90	90	90
Revaluation of contingent consideration liability	—	(1,004)	—	(900)
Severance costs	—	1,008	—	1,008
Income (loss) from operations (Non-GAAP)	$(13,035)	$3,032	$(29,079)	$577

Net income (loss) (GAAP)	$(16,723)	$(603)	$(35,518)	$(6,923)
Stock-based compensation	2,708	3,307	5,707	6,296
Amortization of acquisition-related intangibles	45	90	90	90
Revaluation of contingent consideration liability	—	(1,004)	—	(900)
Severance costs	—	1,008	—	1,008
Non-cash interest expense	28	41	56	80
Net income (loss) (Non-GAAP)	$(13,942)	$2,839	$(29,665)	$(349)

Net income (loss) per share, diluted (GAAP)	$(0.36)	$(0.01)	$(0.77)	$(0.16)
Stock-based compensation	0.06	0.07	0.13	0.15
Revaluation of contingent consideration liability	—	(0.02)	—	(0.02)
Severance costs	—	0.02	—	0.02
Net income (loss) per share, diluted (Non-GAAP)	$(0.30)	$0.06	$(0.64)	$(0.01)

Shares used in per share calculation, diluted (Non-GAAP)	46,620	49,102	46,415	44,136

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